UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-0746568
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                                Name of each exchange on which
to be so registered                                                                    each class is to be registered

Common Stock, par value $0.001                                            NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates:  333-177353, 333-180496

Securities to be registered pursuant to Section 12(g) of the Act:

                            None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is Common Stock, par value $0.001 per share (the “Common Stock”), of Nova LifeStyle, Inc., a Nevada corporation (the “Company”).

A description of the Common Stock of the Company is set forth under the caption “Description of Securities” in each of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-180496) and the Company’s Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-177353), as filed with the Securities and Exchange Commission on April 17, 2013, which description is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Global Market and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NOVA LIFESTYLE, INC. (Registrant)

Date: January 10, 2014	By:	/s/ Ya Ming Wong
Ya Ming Wong
Chief Executive Officer